UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2022

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1359 Broadway, Suite 1710
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 433-3791
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2022, Zentalis Pharmaceuticals, Inc. (the “Company”) received a notification from The Nasdaq Stock Market LLC (“Nasdaq”) regarding its noncompliance with Nasdaq Listing Rule 5605(c)(2) (“Rule 5605”), which requires, among other things, that the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) be comprised of a minimum of three independent directors. As previously disclosed, Karan S. Takhar, one of the Company’s directors, ceased serving on the Audit Committee as of May 18, 2022, resulting in the noncompliance. Mr. Takhar remains a member of the Board. In accordance with Nasdaq Listing Rule 5605(c)(4), the Company is granted a cure period in order to regain compliance with Rule 5605 lasting until the date that is 180 days following the event that caused the noncompliance with Rule 5605, or November 16, 2022. The Company intends to appoint a third independent director to the Audit Committee, and thereby regain compliance with Rule 5605, prior to the end of the cure period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: May 24, 2022	By:	/s/ Melissa Epperly
Melissa Epperly
Chief Financial Officer